EXHIBIT 32

18 U.S.C. SECTION 1350 CERTIFICATION

NEOGEN CORPORATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Neogen Corporation (the “Company”) for the period ended February 28, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John E. Adent, as President & Chief Executive Officer of the Company and I, David H. Naemura, as Chief Financial Officer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
Information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 9, 2025

/s/ John E. Adent
John E. Adent
President & Chief Executive Officer
(Principal Executive Officer)

/s/ David H. Naemura
David H. Naemura
Chief Financial & Operating Officer
(Principal Financial Officer)

This certification accompanies the Quarterly Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Neogen Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.